EXHIBIT 10.5

PEOPLE’S UTAH BANCORP

2014 INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted the following option (the “Option”) to purchase Common Shares (“Shares”) of PEOPLE’S UTAH BANCORP (the “Company”):

Name of Participant:

Total Number of Shares Granted:

Type of Option:	☐ Non-Qualified Stock Option

☐ Incentive Stock Option (employees only)

Exercise Price Per Share:	$

Date of Grant:

Date Exercisable:

Expiration Date:

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Company’s 2014 Incentive Plan which is incorporated herein by this reference (the “Plan”) and the Stock Option Agreement, a true and correct copy of which is attached hereto and incorporated herein by this reference (the “Agreement”). You also agree to the terms and conditions of the Plan and the Agreement. The Plan shall not be considered an enlargement of any benefits under the Agreement. In addition, the Option is subject to the rules and regulations promulgated pursuant to the Plan, now or hereafter in effect. In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control. A copy of the Plan will be furnished to the Participant upon execution of this Notice of Stock Option Grant. This Notice of Stock Option Grant, the Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.

PARTICIPANT:	PEOPLE’S UTAH BANCORP

By:

Title:
Print Name

PEOPLE’S UTAH BANCORP

STOCK OPTION AGREEMENT

1. Grant of Option.

(a) People’s Utah Bancorp, a Utah corporation (the “Company”), hereby grants Participant the option (the “Option”) to purchase all or any part of the number of shares (the “Shares”) of Common Stock of the Company at the Exercise Price set forth in the Notice of Stock Option Grant, subject to the terms and conditions of this Stock Option Agreement (the “Agreement”) and the People’s Utah Bancorp 2014 Incentive Plan (the “Plan”). In the event of any conflict between this Agreement and the Plan, the Plan will govern. Capitalized terms not defined in the Notice of Stock Option Grant or in this Agreement are defined in Section 2 of the Plan.

(b) The Option is intended to be an Incentive Stock Option (ISO) or a Non-Qualified Stock Option (NSO), as provided in the Notice of Stock Option Grant. In the event Participant is granted ISOs and then ceases to be an employee of the Company or any Affiliate, any ISOs which are unvested at the time Participant ceases to be an employee shall become NSOs, still subject to the terms and conditions of this Agreement.

(c) The Exercise Price is agreed to be at least 100% of the Fair Market Value per Share on the Date of Grant (110% of Fair Market Value if this Option is designated as an ISO in the Notice of Stock Option Grant and Participant is a 10% owner as described in the Plan).

(d) The Option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant, which date shall not exceed 10 years after the Date of Grant (5 years after the Date of Grant if this Option is designated as an ISO in the Notice of Stock Option Grant, and Participant is a 10% owner as described in the Plan).

2. Vesting of Option Rights.

(a) Except as otherwise provided in this Agreement, so long as Participant is providing service as an “Eligible Person” (as defined in the Plan) for the Company or any Affiliate (“Service”) on the date(s) the Option becomes exercisable (i.e. vests), all or part of this Option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant. For example, if Participant is an employee of the Company or any Affiliate, if, upon termination of such employment, Participant continues to provide Service as an “Eligible Person” (such as a director of the Company or any Affiliate), the vesting and exercise rights shall continue.

(b) During the lifetime of Participant, the Option shall be exercisable only by Participant and shall not be assignable or transferable by Participant, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, if the Option is an NSO, Participant may transfer the Option to any family member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)), provided, however, that (i) Participant may not receive any consideration for such transfer, (ii) the family member must agree in writing not to make any subsequent transfers of the Option other than by will or the laws of the descent and distribution and (iii) the Company receives prior written notice of such transfer.

3. Exercise of Option after Death or Termination of Employment. The Option shall terminate and may no longer be exercised if Participant ceases to provide service as an “Eligible Person” (as defined in the Plan) to the Company or any of its affiliates (“Service”), except that:

(a) If Participant’s Service shall be terminated for any reason, voluntary or involuntary, other than for “Cause” (as defined in Section 3(e)) or Participant’s death or disability (within the meaning of Section 22(e)(3) of the Code), Participant may at any time within a period of 3 months after such termination exercise the Option to the extent the Option was exercisable by Participant on the date of the termination of Participant’s Service.

(b) If Participant’s Service is terminated for Cause, the Option shall be terminated as of the date of the act giving rise to such termination.

(c) If Participant shall die while the Option is still exercisable according to its terms or if Service is terminated because Participant has become disabled (within the meaning of Section 22(e)(3) of the Code) while providing Service for the Company or any of its Affiliates and Participant shall not have fully exercised the Option, such Option may be exercised at any time within 12 months after Participant’s death or date of termination of Service for disability by Participant, personal representatives or administrators or guardians of Participant, as applicable or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Shares Participant was entitled to purchase under the Option on (i) the earlier of the date of death or termination of Service or (ii) the date of termination for such disability, as applicable.

(d) Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the Expiration Date.

(e) “Cause” shall mean (i) the willful and continued failure by Participant substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), (ii) Participant’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds or (iii) the willful engaging by Participant in misconduct which causes substantial injury to the Company or its affiliates, its employees or the employees of its affiliates or its clients or the clients of its affiliates, whether monetarily or otherwise. For purposes of this paragraph, no action or failure to act on Participant’s part shall be considered “willful” unless done or omitted to be done, by Participant in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

4. Method of Exercise of Option. Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice to the Company (through the Plan administrator or other means specified by the Company) stating the number of Shares to be purchased. The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment of the exercise price. Such notice must be accompanied by payment in full of the exercise price for all Shares to be purchased by (i) cash or check, (ii) delivery of unencumbered Shares previously acquired by Participant having a Fair Market Value (as defined in the Plan) on the date of exercise that is equal to the exercise price, (iii) withholding of Shares that would otherwise be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate exercise price for the Shares for which the Option is being exercised or (iv) a cashless (broker-assisted) exercise that complies with all applicable laws.

5. Miscellaneous.

(a) No Rights of Shareholders. Neither Participant, Participant’s legal representative nor a permissible assignee of this Option shall have any of the rights and privileges of a shareholder of the Company with respect to the Shares, unless and until such Shares have been issued in the name of Participant, Participant’s legal representative or permissible assignee, as applicable.

(b) No Right to Employment. The issuance of the Option shall not be construed as giving Participant the right to be retained in the employ, or as giving a director of the Company or an Affiliate the right to continue as a director, of the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without Cause. In addition, the Company or an Affiliate may at any time dismiss Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or the Agreement. Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Option granted hereunder shall not form any part of the wages or salary of Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Participant shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee (as defined in the Plan) and shall be fully bound thereby.

(c) Governing Law. The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Utah.

(d) Severability. If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any applicable law, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Company, materially altering the purpose or intent of the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(e) No Trust or Fund Created. The Agreement shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and Participant or any other person.

(f) Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

(g) Conditions Precedent to Issuance of Shares. Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange or The NASDAQ Stock Market and the Utah Revised Business Corporation Act. As a condition to the exercise of the purchase price relating to the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(h) Withholding. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Participant.

(i) Notice Concerning ISO Treatment. Even if the Option is designated as an ISO in the Notice of Stock Option Grant, it shall be deemed to be an NSO to the extent (and only to the extent) required by the $100,000 annual limitation under section 422(d) of the Internal Revenue Code. If the Option is designated as an ISO in the Notice of Stock Option Grant, it ceases to qualify for favorable tax treatment as an ISO to the extent it is exercised (i) more than three months after the date Participant ceases to be an employee of the Company or an Affiliate for any reason other than death or permanent and total disability (as defined in section 22(e)(3) of the Internal Revenue Code), (ii) more than 12 months after the date Participant ceases to be an employee by reason of death or permanent and total disability or (iii) after Participant has been on a leave of absence for more than three months, unless Participant’s reemployment rights are guaranteed by statute or by contract.

(j) Securities Matters. The Company shall not be required, and shall not have any liability for failure, to deliver Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(k) Consultation With Professional Tax and Investment Advisors. The Participant acknowledges that the grant, exercise, vesting or any payment with respect to this Option, and the sale or other taxable disposition of the Shares acquired pursuant to the exercise thereof, may have tax consequences pursuant to the Internal Revenue Code of 1986, as amended, or under local, state or international tax laws. The Participant further acknowledges that the Participant is relying solely and exclusively on the Participant’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Finally, the Participant understands and agrees that any and all tax consequences resulting from the Option and its grant, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, is solely and exclusively the responsibility of the Participant without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse the Participant for such taxes or other items.